Exhibit 10.12

JUHL WIND
MEMORANDUM OF UNDERSTANDING

April 13, 2009

Re: Juhl Wind, Inc. Stock – Registration Statement

To: Purchaser (each a signatory hereto):

In connection with the Registration Rights Agreement, dated as of June 24, 2008, entered into by and between Juhl Wind, Inc. (the “Company”) and the Purchasers (as defined therein),  this letter agreement confirms the understanding of the parties with respect to the registration of Holder Registrable Securities.

Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Registration Rights Agreement, as applicable.

The Company and each Purchaser confirms, acknowledges and agrees to the following:

1. SEC GUIDANCE. The Securities and Exchange Commission (“SEC”) has provided guidance to the Company with respect to the number of Registrable Securities permitted to be registered on the Company’s Form S-1 Registration Statement filed on October 22, 2008, and subsequently amended (the “Juhl Registration Statement”).  Thus, the Company has determined pursuant to the SEC guidance that it is eligible to register up to 1,700,000 Registrable Securities, which it will seek to register on its amended Juhl Registration Statement.

2. SECTION 2(a) REGISTRATION RIGHTS AGREEMENT. Section 2(a) of the Registration Rights Agreement addresses how to reduce Registrable Securities pro rata between the Holder Registrable Securities and the Greenview Capital Registrable Securities.  Further, the Holder Registrable Securities are to be reduced (for registration purposes) in a specified order set forth therein, whereby 75% of the Conversion Shares (which are shares of common stock issuable upon conversion of shares of Series A preferred stock (the “Dividend Shares”)) are to be reduced first, while, the remaining 25% of the Dividend Shares contain no reference for the potential for reduction, thus are to be registered first (and thus included in the Registrable Securities to be registered on the Juhl Registration Statement).

3. REGISTRABLE SECURITIES. Notwithstanding Section 2(a) of the Registration Rights Agreement, the Company will not register any Dividend Shares.  Further, the Company will only register the shares underlying the Series A Warrant on the Juhl Registration Statement.  After the pro-rata reduction to 1,700,000 Registrable Shares, such shares have been reduced as follows: (i) Holder Registrable Shares equal 1,452,100 shares (or 85.42%) and (ii) the Greenview Capital Registrable Securities equal 247,900 shares (or 14.58%).  The Holder Registrable Securities are allocated per Purchaser, in accordance with the following table:

Purchaser	Holder Registrable Shares (prior to pro-rata reduction = 8,023,120)	Holder Registrable Shares (after pro-rata reduction = 1,452,100)*	Percentage Allocation between Purchaser
Vision Opportunity Master Fund, Ltd.	7,090,201	1,283,300	88.37%
Daybreak Special Situations Master Fund, Ltd.	777,434	140,700	9.69%
Bruce Meyers	93,921	16,800	1.16%
Imtiaz Khan	62,194	11,300	.775%

*There are a total of 2,580,000 shares of common stock underlying the Series A Warrant.  After the pro-rata reduction in shares between the Greenview Capital Registrable Shares and the Holder Registrable Shares, a total of 1,452,100 shares of common stock underlying the Series A Warrant shall be included in the Juhl Registration Statement.  Further, the calculation of Holder Registrable Shares includes rounding up to the nearest 100 shares.

Please indicate your agreement by signing below and returning this letter agreement to the Company at your earliest convenience.

Very truly yours,

Juhl Wind, Inc.

By:	/s/ John Mitola
Its:	President

Agreed to and accepted this 13th day of April, 2009.

Vision Opportunity Master Fund, Ltd.

By:	/s/ Adam Benowitz
Its:	Director

Daybreak Special Situations Master Fund, Ltd.

By:	/s/ Larry Butz
Its:	Managing Partner

Imtiaz Khan

/s/ Imtiaz Khan

Bruce Meyers

/s/ Bruce Meyers